UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 23, 2026 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of August 20, 2025 (the “Merger Agreement”), by and among Guess?, Inc., a Delaware corporation (the “Company”), Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Glow Holdco 1, Inc., a Delaware corporation (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation (“Merger Sub”), following the completion of a pre-closing restructuring contemplated by the Merger Agreement, (i) certain affiliates of Authentic purchased all right, title and interest in and to 51% of the issued and outstanding equity interests of certain newly-formed subsidiaries of the Company that acquired the Company’s intellectual property (other than certain excluded assets) (the “Company IPCos”), (ii) certain newly-formed affiliates of the Rolling Stockholders (as defined below) (collectively, “IPCo Holdings”) purchased all right, title and interest in and to 16.01% of the issued and outstanding equity interests of the Company IPCos, and (iii) Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the shares of common stock of the Company, par value $0.01 per share (the “Shares”), are no longer publicly traded. The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transaction”.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Convertible Senior Notes

On the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of April 17, 2023, between the Company and the Trustee (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to the Company’s 3.75% Convertible Senior Notes due 2028 (the “Notes”). As of the Closing Date, $351,947,000 aggregate principal amount of the Notes were outstanding.

Under the Indenture, the consummation of the Merger (the “Effective Time”) constituted a Fundamental Change, a Make-Whole Fundamental Change and a Common Stock Change Event (each as defined in the Indenture).

As a result of the Fundamental Change, at any time until 5:00 p.m., New York City time, on February 20, 2026 (the “Make-Whole Fundamental Change Period”), holders of the Notes have the right (the “Fundamental Change Purchase Right”) to require the Company to purchase for cash (i) all of such holder’s Notes, or (ii) any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, in each case, on February 23, 2026 (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date.

Notwithstanding the foregoing, in lieu of electing their Fundamental Change Purchase Right, holders will have the option to convert their Notes during the Make-Whole Fundamental Change Period. Pursuant to the terms of the Indenture, the consideration due upon conversion of each $1,000 principal amount of Notes will be solely an amount of cash equal to the product of (i) the Conversion Rate (as defined in the Indenture) multiplied by (ii) the Per Share Merger Consideration.

The Conversion Rate for the Notes in effect immediately prior to the Merger, taking into account all adjustments, is 45.8732 Shares per $1,000 principal amount of the Notes. As a result, holders of the Notes will be entitled to receive $768.3761 per $1,000 principal amount of Notes validly surrendered for conversion if they convert their Notes during the Make-Whole Fundamental Change Period.

The First Supplemental Indenture also provided for an amendment to Sections 3.07 and 6.01 of the Original Indenture and provides that the Company or any successor will also be permitted to be a limited liability company. Pursuant to the terms of the Original Indenture, such amendment did not require the consent of any holder.

The foregoing description of the First Supplemental Indenture is subject to and qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Notices regarding the holders’ rights to convert the Notes and with respect to the Fundamental Change Purchase Right will be disseminated to holders of the Notes in accordance with the terms of the Indenture.

This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

As previously disclosed, in connection with the issuance of the Notes, on April 12, 2023, the Company entered into convertible note hedge transactions (the “Hedge Transactions”) and warrant transactions (the “Warrant Transactions”) with certain financial institutions (the “Option Counterparties”).

In connection with the Merger, the Company and certain of the Option Counterparties agreed to terminate their related outstanding Hedge Transactions and Warrant Transactions. As a result, such Option Counterparties are required to make an aggregate payment of approximately $33,000,000 to the Company, and the Company is required to make an aggregate payment of approximately $16,000,000 to such Option Counterparties, following which all related outstanding Hedge Transactions and Warrant Transactions will be terminated, respectively. The Company intends to pursue the termination of other outstanding hedge and warrant agreements on a post-closing basis. The material terms of the agreements governing the Hedge Transactions and the Warrant Transactions are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2023, which description is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below) and Shares held by any person who duly and validly demanded appraisal of such Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and did not effectively withdraw or otherwise waive or lose such right to appraisal under Section 262 of the DGCL) was converted into the right to receive $16.75 per Share, in cash without interest (the “Per Share Merger Consideration”), except that, by virtue of the Merger and pursuant to the Merger Agreement, (x) each Share owned by Authentic, Parent, Merger Sub or any other controlled affiliate of Authentic or Parent, the Company or any wholly-owned subsidiary of the

Company, and in each case not held on behalf of third parties, immediately prior to the Effective Time and (y) any Shares owned beneficially or of record by Paul Marciano, Carlos Alberini, certain trusts, foundations and/or affiliates of each of them and of Maurice Marciano and certain other Company stockholders party to the Voting and Support Agreement, dated as of August 20, 2025 (excluding certain stockholders as indicated in the Merger Agreement) (collectively, the “Rolling Stockholders”) (which were, immediately prior to the Effective Time, contributed and transferred, directly or indirectly, to IPCo Holdings pursuant to the terms of the Interim Investors Agreement (as defined in the Merger Agreement)) (clauses (x) and (y), collectively, the “Excluded Shares”), in each case, ceased to be outstanding, were cancelled without payment of any consideration therefor and ceased to exist. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, which shares constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

In addition, at the Effective Time:

(a)

any vesting conditions applicable to any outstanding option to purchase Shares granted under the Equity Incentive Plan (as defined in the Merger Agreement) (each, a “Company Option”) automatically accelerated and became vested and exercisable in full, to the extent not previously vested, and each Company Option was automatically cancelled and converted into the right by the holder of such Company Option to receive, without interest, an amount in cash equal to the product obtained by multiplying (i) the number of Shares subject to such Company Option immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share of such Company Option, less applicable taxes required to be withheld with respect to such payment;

(b)

(i) the number of Shares deemed earned with respect to any outstanding award of restricted stock units granted under the Equity Incentive Plan, to the extent such award was subject to performance-based vesting requirements applicable to a performance period that was not completed as of the closing of the Transaction (each, a “Company PSU”), was automatically determined by the Compensation Committee of the Company’s Board of Directors as constituted prior to the Effective Time in accordance with the provisions of the applicable award agreement on the basis that the Merger constituted a “Change in Control” (as defined in the Equity Incentive Plan) and the Company PSU automatically accelerated and became vested in full as to such number of Shares, and (ii) such Company PSU was automatically cancelled and converted into the right by the holder of such Company PSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company PSU and less applicable taxes required to be withheld with respect to such payment; provided that, immediately prior to the Effective Time, Company PSUs held by the Rolling Stockholders were converted into the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) and such Shares were deemed owned by the Rolling Stockholders for purposes of the Merger Agreement;

(c)

(i) any vesting conditions applicable to any outstanding restricted stock unit granted under the Equity Incentive Plan that were subject only to time-based vesting requirements as of immediately prior to the Effective Time (including restricted stock units that were granted as performance-based restricted stock units and which would have been Company PSUs but for the fact that the applicable performance period was completed as of the closing of the Transaction) (each, a “Company RSU”) automatically accelerated and became vested in full, to the extent not vested previously, and (ii) each Company RSU was automatically cancelled and converted into the right by the holder of such Company RSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSU and less applicable taxes required to be withheld with respect to such payment; provided that, immediately prior to the Effective Time, Company RSUs held by the Rolling Stockholders were converted into the number of Shares subject to such Company RSUs as of immediately prior to the Effective Time and such Shares were deemed owned by the Rolling Stockholders for purposes of the Merger Agreement; and

(d)

(i) any vesting conditions applicable to any outstanding restricted stock award granted under the Equity Incentive Plan that were subject only to time-based vesting requirements as of immediately prior to the Effective Time (each, a “Company RSA”) automatically accelerated and became vested in full, to the extent not vested previously, and (ii) each Company RSA was automatically cancelled and converted into the right by the holder of such Company RSA to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSA immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSA and less applicable taxes required to be withheld with respect to such payment; provided, that, Company RSAs held by the Rolling Stockholders as of immediately prior to the Effective Time were instead deemed Shares owned by the Rolling Stockholders for purposes of the Merger Agreement.

Effective as of the Effective Time, the Equity Incentive Plan terminated, except that the terms of the agreements underlying, and the applicable terms of the Equity Incentive Plan applicable to, the Company Options, Company PSUs, Company RSUs and Company RSAs, in each case, remain applicable solely to the extent necessary to effect the treatment of the equity awards pursuant to the terms and conditions of the Merger Agreement. The Company’s 2002 Employee Stock Purchase Plan, as amended and restated from time to time (the “ESPP”), also terminated effective as of the Effective Time, subject to the Surviving Corporation’s obligation to refund following the Effective Time, without interest, any funds credited as of the Closing Date under the ESPP within each applicable participant’s payroll withholding account.

As a result of the completion of the Transaction, the Company IPCos became 51% owned by Authentic and 49% owned by the Rolling Stockholders, and the Surviving Corporation became a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of certain of the Rolling Stockholders.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K that is required by this Item 2.03 is incorporated by reference in this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K that is required by this Item 3.01 is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Shares from listing on the NYSE and requested that the NYSE (i) suspend trading of the Shares on the NYSE prior to the opening of trading on January 23, 2026 and (ii) file a Notification of Removal of Listing and/or Registration on Form 25 with the SEC to delist the Shares from the NYSE and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting and deregistration under Section 12(b) of the Exchange Act will become effective 10 days after the filing of Form 25. Once the delisting and deregistration under Section 12(b) of the Exchange Act becomes effective, the Company intends to file with the SEC a certification on Form 15 to terminate registration of the Shares and suspend reporting obligations under Sections 12(g) and 15(d) of the Exchange Act. The Company’s reporting obligations under the Exchange Act will be suspended upon the filing of the Form 15.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K that is required by this Item 3.03 is incorporated by reference in this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K that is required by this Item 5.01 is incorporated by reference in this Item 5.01.

As a result of the completion of the Transaction, a change in control of the Company occurred, and the Company became a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of certain of the Rolling Stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K that is required by this Item 5.02 is incorporated by reference in this Item 5.02.

In connection with the consummation of the Transaction and as of the Effective Time, (i) each of the directors of the Company (Alex Yemenidjian, Carlos Alberini, Paul Marciano, Anthony Chidoni, Chris Lewis, Elsa Michael and Deborah Weinswig) resigned, (ii) the directors of Merger Sub immediately prior to the Effective Time (Paul Marciano and Carlos Alberini) became the directors of the Surviving Corporation at the Effective Time, and (iii) the officers of the Company immediately prior to the Effective Time continued as officers of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K that is required by this Item 5.03 is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub’s bylaws, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation, except that references to Merger Sub’s name were replaced with references to the Surviving Corporation’s name (the “Bylaws”). A copy of the Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD.

Press Release

On January 23, 2026, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Guess?, Inc., Authentic Brands Group LLC, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc., dated August 20, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025).

3.1	Amended and Restated Certificate of Incorporation of Guess?, Inc.

3.2	Fifth Amended and Restated Bylaws of Guess?, Inc.

4.1	First Supplemental Indenture, dated January 23, 2026, to the Indenture, dated April 17, 2023, between Guess?, Inc. and U.S. Bank Trust Company, National Association.

99.1**	Press Release, dated January 23, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated: January 23, 2026	By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer